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                                  Law Offices

                           DRINKER BIDDLE & REATH LLP

                      Philadelphia National Bank Building
                              1345 CHESTNUT STREET
                          PHILADELPHIA, PA  19107-3496

                    TELEPHONE: (215) 988-2700 TELEX: 834684
                              FAX: (215) 988-2757

                                 April 25, 1997


Pacific Horizon Funds, Inc.
125 West 55th Street
New York, NY  10019

  RE:  RULE 24f-2 NOTICE - PACIFIC HORIZON FUNDS, INC.
       (REGISTRATION NOS. 2-81110 AND 811-4293)
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Ladies and Gentlemen:

   We have acted as counsel for Pacific Horizon Funds, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's common stock, representing interests in the Company's Prime Fund, Government Fund, Treasury Only Fund, Treasury Fund, Tax-Exempt Money Fund, California Tax-Exempt Money Market Fund, California Tax-Exempt Bond Fund, U.S. Government Securities Fund, Capital Income Fund, Aggressive Growth Fund, National Municipal Bond Fund, Intermediate Bond Fund, Asset Allocation Fund, Blue Chip Fund, Short Term Government Fund, International Equity Fund and Corporate Bond Fund, made definite in number by the Company's Rule 24f-2 Notice for the fiscal year ended February 28, 1997 accompanying this opinion (collectively, the "Shares").

   In giving the opinion stated below, we have reviewed the Company's Articles of Incorporation, as amended, By-Laws, as amended, resolutions adopted by its Board of Directors and shareholders, certificates as to certain matters and such other legal and factual matters as we have deemed appropriate. We express no opinion concerning the laws of any jurisdiction other than the Maryland General Corporation Law and the Federal law of the United States of America.


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   Based on the foregoing, we are of the opinion that the Shares, when issued for payment as described in the Company's prospectuses pertaining to said Shares, were validly issued, fully paid, and non-assessable.

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Company's Rule 24f-2 Notice.


                                           Very truly yours,


                                           /s/DRINKER BIDDLE & REATH LLP